Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 9, 2010, among ABITIBIBOWATER INC., a Delaware corporation (the “New Issuer”), the Subsidiaries of the New Issuer listed in Schedule I hereto (the “New Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS ABI Escrow Corporation (the “Original Issuer”) has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 4, 2010, providing for the issuance of the Original Issuer’s 10.25% Senior Secured Notes due 2018 (the “Notes”), of which $850,000,000 aggregate principal amount have heretofor been authenticated;

WHEREAS, substantially concurrently with the execution of this Supplemental Indenture, the Original Issuer is being merged into the New Issuer (the “Release Date Merger”) with the New Issuer continuing as the surviving corporation;

WHEREAS, it is a condition to the Release Date (as defined in the Indenture) that the New Issuer and each of the New Guarantors execute a supplemental indenture to the Indenture in the form hereof in order for the New Issuer to assume the obligations of the “Issuer” under the Indenture and for the New Guarantors to agree to provide Note Guarantees;

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the New Issuer and the Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Issuer, the Issuer, the Guarantors, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement of New Issuer to Assume Obligations of Issuer. The New Issuer hereby confirms that it will assume by operation of law all obligations of the Original Issuer as the “Issuer” under the Indenture, the Notes and the Registration Rights Agreement and does expressly hereby agrees to unconditionally assume and perform all such obligations under the Indenture, the Notes and the Registration Rights Agreement in accordance with the terms thereof from and after the effectiveness of this Supplemental Indenture.

3. Agreement of New Guarantors to provide New Guarantees. Each New Guarantor hereby agrees that upon the effectiveness of this Supplemental Indenture such New Guarantor shall become a Guarantor under the Indenture and hereby agrees that its Note Guarantee shall become effective upon the effectiveness of this Supplemental Indenture. In furtherance of the foregoing, each of the New Guarantors shall deliver to the Trustee a duly executed notation of its Note Guarantee in the form of Exhibit E to the Indenture with respect to each previously authenticated Note and the Trustee shall attach such notations to each such previously authenticated Note (although the failure to execute or attach such notations, shall not affect the validity or enforceability of any New Guarantor’s Note Guarantee).

4. Notices. All notices or other communications to the New Issuer and the New Guarantors under the Indenture or the Registration Rights Agreement shall be given as provided in Section 14.02 of the Indenture at the address and facsimile number provided therein for the Issuer and the Guarantors.

5. Amendments to Section 4.03 of the Indenture.

(a) Section 4.03 of the Indenture is hereby amended by deleting the first paragraph of Section 4.03(a) in its entirety and replacing it as follows:

“(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee, within the time periods specified in the SEC’s rules and regulations (including any extensions provided therein) for a filer that is a “non-accelerated filer” (or any successor term that provides an entity with the greatest time period for filing periodic reports with the SEC) plus five Business Days:”

(b) Section 4.03 of the Indenture is hereby further amended by adding the following sentence to the last paragraph of Section 4.03(a):

“The filing of any such information, document or report required by this Section 4.03(a) with the SEC in a publicly-available format on the SEC’s EDGAR system, or any successor thereto, shall be deemed to constitute delivery of such document to the Trustee under this Section 4.03; provided, however, that the Issuer shall promptly provide to the Trustee a copy of any such information, document or report upon the written request of the Trustee.”

6. Effectiveness of Supplemental Indenture; Ratification of Indenture and Registration Rights Agreement; Supplemental Indentures Part of Indenture and Registration Rights Agreement. This Supplemental Indenture shall become effective upon execution of this Supplemental Indenture by the New Issuer, the New Guarantors and the Trustee. Except as expressly amended hereby, the Indenture, the Notes and the Registration Rights Agreement are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture, the Registration Rights Agreement and the Notes for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ABITIBIBOWATER INC.

By:	/s/ William G. Harvey
	Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

BOWATER INCORPORATED

By:	/s/ William G. Harvey
	Title:	Senior Vice President and Treasurer

BOWATER NEWSPRINT SOUTH LLC

By:	/s/ William G. Harvey
	Title:	Manager

BOWATER NEWSPRINT SOUTH OPERATIONS LLC, by Bowater Newsprint South LLC, its Sole Member and Manager

By:	/s/ William G. Harvey
	Title:	Manager

BOWATER ALABAMA LLC, by Bowater Newsprint South LLC, its Sole Member

By:	/s/ William G. Harvey
	Title:	Manager

BOWATER AMERICA INC.

By:	/s/ William G. Harvey
	Title:	President and Treasurer

BOWATER NUWAY MID-STATES INC.

By:	/s/ William G. Harvey
	Title:	President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

LAKE SUPERIOR FOREST PRODUCTS INC.

By:	/s/ William G. Harvey
	Title:	Vice President and Chief Financial Officer

ABITIBI CONSOLIDATED SALES CORPORATION

By:	/s/ William G. Harvey
	Title:	Vice President and Chief Financial Officer

DONOHUE CORP.

By:	/s/ William G. Harvey
	Title:	Vice President and Chief Financial Officer

ABITIBI-CONSOLIDATED CORP.

By:	/s/ William G. Harvey
	Title:	Vice President and Chief Financial Officer

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

ABITIBI-CONSOLIDATED ALABAMA CORPORATION

By:	/s/ Jacques P. Vachon
	Title:	Secretary

ALABAMA RIVER NEWSPRINT COMPANY, by Abitibi-Consolidated Alabama Corporation, its Managing Partner

By:	/s/ Jacques P. Vachon
	Title:	Secretary

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

Acknowledged by:

ABI ESCROW CORPORATION

By:	/s/ William G. Harvey
	Title:	President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

SCHEDULE I

Name	Jurisdiction
Bowater Incorporated	Delaware
Bowater Newsprint South LLC	Delaware
Bowater Newsprint South Operations LLC	Delaware
Bowater Alabama LLC	Alabama
Bowater America Inc.	Delaware
Bowater Nuway Mid-States Inc.	Delaware
Lake Superior Forest Products Inc.	Delaware
Abitibi Consolidated Sales Corporation	Delaware
Abitibi-Consolidated Alabama Corporation	Alabama
Donohue Corp.	Delaware
Abitibi-Consolidated Corp.	Delaware
Alabama River Newsprint Company	Alabama